EXHIBIT 6

MEADOWBROOK EQUITY FUND III, LLC
(a New York limited liability company)

SUBSCRIPTION AGREEMENT

Meadowbrook Equity Fund III, LLC
c/o Bessemer Trust Company, N.A.
630 Fifth Avenue, 39th Floor
New York, New York 10111

      Re: Meadowbrook Equity Fund III, LLC
             Issuance of Limited Liability Company Interests

—>	Name(s) of Subscriber(s):

—>	Tax I.D. Number:

—>	Type of Investor: (please check one)

Individual	Trust

Partnership	Tenants in Common

Limited Liability Company	Joint Tenants

Corporation	Other – Specify:

Name of Person(s) exercising investment discretion for Subscriber
(trustee, fiduciary, or advisor, etc.

—>	Residence or Principal Place of
Business Address:
Name

Name

Number and Street — Post Office Box

City State ZIP

Attn:

Telephone:

Facsimile:

—>	Mailing Address, if Different:
Name

Name

Number and Street — Post Office Box

City State ZIP

Attn:

Telephone:

Facsimile:

Ladies and Gentlemen:

      The offer and sale of limited liability company membership interests (“Interests”) in Meadowbrook Equity Fund III, LLC, a New York limited liability company (the “Fund”), to each investor (the “Investor”) is not being registered under the Securities Act of 1933, as amended (the “Securities Act”), but rather is being made privately by the Fund pursuant to the private placement exemption from registration provided in Section 4(2) of the Securities Act and Rule 506 of Regulation D (“Regulation D”) promulgated thereunder by the Securities and Exchange Commission (the “SEC”) on the basis of the Confidential Private Placement Memorandum of the Fund dated April 2000, as the same may be updated or modified from time to time (the “Memorandum”). (Capitalized terms not otherwise defined herein have the meaning specified in the Memorandum.)

      The information requested in this Subscription Agreement is needed in order to ensure compliance with the appropriate regulations and to determine (1) whether an investment in the Fund by the Investor is suitable in light of the Investor’s financial position, (2) whether the Investor qualifies as an “accredited investor” as defined in Regulation D and/or has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment and (3) whether the Investor is a “qualified purchaser” under Section 3(c)(7) of the Investment Company Act of 1940, as amended (the “1940 Act”).

      The Investor also understands and agrees that, although the Fund will use its best efforts to keep the information provided in the answers to this Subscription Agreement strictly confidential, the Fund may present this Subscription Agreement and the information provided in answers to it to such parties as it deems advisable if called upon to establish the availability under any applicable law of an exemption from registration of the Interests or if the contents thereof are relevant to any issue in any action, suit, or proceeding to which the Fund is a party or by which it is or may be bound.

      The Investor realizes that this Subscription Agreement does not constitute an offer by the Fund to sell Interests but is merely a request for information.

      The Investor hereby agrees as follows:

I. SUBSCRIPTION FOR AN INTEREST

      (A) The Investor agrees to become a member of the Fund (a “Member”) and in connection therewith subscribes to invest, as provided herein, the securities and any amount of cash in the Fund as specified in Exhibit 1 below (such securities and cash collectively, the “Subscription Assets”), in each case on the terms provided for herein and in the Memorandum and in the Operating Agreement of the Fund (the “Operating Agreement”). The Subscription Assets will be applied to purchase that number (rounded to four decimal places) of Interests in the Fund as is equal to the fair market value of Investor’s subscription determined as of the close of business on the day prior to the date on which Investor is admitted to the Fund as a Member (net of placement fees attributable to the subscription and Subscriber’s share of offering expenses, each calculated as set forth in the Memorandum), divided by $10,000.

      (B) Subject to the terms and conditions set forth in the Memorandum, Investor is required to contribute to the capital of the Fund a minimum of $2,000,000 (or such lesser amount not less than $1,000,000 as the manager of the Fund (the “Manager”), in its sole discretion, may accept), consisting of equity securities acceptable to the Manager (“Acceptable Securities”) and, if so desired by the Investor, cash.

      All cash dividends and rights to subscribe for stock in respect of deposited securities that are “ex” such dividends or “ex” such rights at the close of business on the day preceding the day on which the Acceptable Securities are contributed to the Fund in exchange for Interests shall belong to Investor. All such dividends and rights in respect of Investor’s Acceptable Securities that thereafter go “ex” shall be delivered to the Fund by Subscriber forthwith upon receipt from the issuing corporation. The same procedure shall apply to stock issued as a result of stock dividends, stock splits and similar events. Interest actually earned prior to the Closing on any cash deposited by Investor with the escrow agent (the “Escrow Agent”) will be returned to Investor promptly after the Closing.

      (C) The Investor acknowledges that the securities and any cash to be contributed to the Fund pursuant to this Agreement will be delivered initially to the Escrow Agent, who will hold such securities and cash in escrow for the separate account of the Investor until the Closing. In the event the exchange is not consummated (or if the Investor withdraws all or part of investor’s subscription by notice delivered to the Manager not later than the seventh day after the mailing by the Manager to the Investor of the Inspection Report), the deposited securities and any contributed cash (together with any interest actually earned on such cash) will be returned to Subscribers without charge. While deposited securities are held in escrow, ownership of such securities will remain vested in the Subscribers, which will be entitled to exercise all of their rights as owners of such securities, including voting, dividend and subscription rights.

      (D) The Investor understands and agrees that the Fund reserves the right to reject this subscription for Interests for any reason or no reason, in whole or in part, and at any time prior to acceptance thereof. Upon acceptance of this subscription by the Fund and the exchange of Subscription Assets for Interests, the Investor shall be a Member. The Investor hereby agrees that by its execution of this Subscription Agreement and upon acceptance hereof by the Fund, it shall become a party to the Operating Agreement (subject, in any case, to the Manager’s discretion to accept or reject at any time prior to the Closing securities offered for contribution and to the right of the Investor to withdraw all or part of Investor’s subscription by notice delivered to the Manager not later than the seventh day after the mailing to Investor by the Manager of the Inspection Report). The Investor shall sign and date the Member signature pages to the Operating Agreement attached hereto and promptly return them to the Fund.

II. FEE AND EXPENSE CONTRIBUTIONS

      The Investor agrees that, at the time of the Investor’s admission to the Fund as a Member, the Fund, on behalf of the Members, will pay placement fees to the Placement Agent for each subscription of Interests, to the extent such payments are permissible under applicable Blue Sky laws. In addition, the Fund, on behalf of the Investors, will pay or reimburse the offering and organizational expenses of the Fund. The placement fees and offering expenses will be deducted prior to determining the number of Interests to be issued to Members at the closing.

III. ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

(A) GENERAL: (Initial one and complete blanks)

—>		(1) If the Investor is a partnership, corporation, limited liability company, trust or other legal entity, it is organized under the laws of: __________________________________ and has its principal place of
	(Initial)	business in: ______________________________; or

—>	(Initial)	(2) If the Investor is an individual or beneficial ownership of the Investor is held by an individual, such individual is of legal age and is a resident of:____________

—>	Has the Investor ever invested in investment partnerships or other investment funds, venture capital funds, arbitrage transactions, real estate syndications, research and development companies, equipment leasing programs, oil and gas drilling programs, or other non-marketable or restricted securities?

Yes	No

—>	Indicate the frequency of the Investor’s investments in non-marketable securities: (circle appropriate answer)

Often	Seldom

—>	The individual(s) making the investment decision on behalf of the Investor is (are):

Is the Investor an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), an individual retirement account or annuity, a governmental plan, a foreign plan, a church plan or otherwise a “benefit plan investor” (as defined in 29 C.F.R. Section 2510.3-101(f))?

Yes	No

Please provide the following information regarding the Investor (if an individual) or the person making the investment decision on behalf of the Investor (if an entity):

—>	Employment Information:

Name and address of employer:

Telephone:

—>	Describe the person’s occupation and any other business connections reflecting knowledge and experience of financial matters (e.g., service on boards of directors, professional licenses, etc.):

—>	Does such person have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks associated with investing in the Fund?

Yes	No

(B)  ACCREDITED INVESTOR STATUS:

Initial all appropriate spaces on the following pages indicating the basis upon which the Investor qualifies as an accredited investor under Regulation D.

For Individual Investors Only

—>	__________ (Initial)	(1) I certify that I am an accredited investor because I have an individual net worth, or my spouse and I have a combined net worth, in excess of $1,000,000. For purposes of this questionnaire, “net worth” means the excess of total assets at fair market value, including home[2], home furnishings and automobiles, over total liabilities.

—>	__________ (Initial)	(2) I certify that I am an accredited investor because I had individual income (exclusive of any income attributable to my spouse) of more than $200,000 in each of the past two years, or joint income with my spouse of more than $300,000 in each of those years, and I reasonably expect to reach the same income level in the current year.

For Corporations, Limited Liability Companies or Partnerships

—>	__________ (Initial)	(3) The Investor hereby certifies that it is an accredited investor because it has total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring the securities offered.

—>	__________ (Initial)	(4) The Investor hereby certifies that it is an accredited investor because all of its equity owners are accredited investors. The Manager, in its sole discretion, may request information regarding the basis on which such equity owners are accredited.

For Trusts

—>	__________ (Initial)	(5) The Investor hereby certifies that it is an accredited investor because it is a trust with total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring the securities offered, and its purchase is directed by a sophisticated person. As used in the foregoing sentence, a “sophisticated person” is one who has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of the prospective investment.

[2] Notwithstanding anything to the contrary herein, for purposes of determining “net worth,” the principal residence owned by an individual shall be valued either at (i) cost, including the cost of improvements, net of current encumbrances upon the property, or (ii) the appraised value of the property as determined upon a written appraisal used by an institutional lender making a loan to the individual secured by the property, including the cost of subsequent improvements, net of current encumbrances upon the property. “Institutional lender” means a bank, savings and loan company, industrial loan company, credit union or personal property broker or a company whose principal business is as a lender of loans secured by real property and which has such loans receivable in the amount of $2,000,000 or more.

—>	__________ (Initial)	(6) The Investor hereby certifies that it is an accredited investor because it is (i) a bank as defined in Section 3(a)(2) of the Securities Act, a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, (ii) acting in a fiduciary capacity and (iii) subscribing for the purchase of the securities being offered on behalf of a trust account or accounts.

—>	__________ (Initial)	(7) The Investor hereby certifies that it is an accredited investor because it is a revocable trust that may be amended or revoked at any time by the grantors thereof and all of the grantors are accredited investors. The Manager, in its sole discretion, may request information regarding the basis on which such equity owners are accredited.

For Banks, Savings and Loans and Similar Institutions

—>	__________ (Initial)	(8) The Investor hereby certifies that it is an accredited investor because it is a bank as defined in Section 3(a)(2) of the Securities Act acting in its individual capacity.

For Insurance Companies

—>	__________ (Initial)	(9) The Investor hereby certifies that it is an accredited investor because it is an insurance company as defined in Section 2(13) of the Securities Act.

(C)  QUALIFIED PURCHASER STATUS:

Initial all appropriate spaces on the following pages indicating the basis upon which the Investor qualifies as a qualified purchaser under the 1940 Act.

For Individual Investors Only

—>	__________ (Initial)	(1) I certify that I am a qualified purchaser because I own not less than $5,000,000 in investments,[3] (for spouses purchasing jointly, both spouses’ investments may be included).

[3] As used herein, “Investments” include any of the following (net of any outstanding borrowings used to purchase the investment):

(1)	Debt, equity or other securities issued by any issuer that is not “controlled” by you (and if you are an entity rather than a natural person, does not control you and is not under common control with you). Generally speaking, if you own less than 25% of the voting securities of an issuer, it is not controlled by you.

(2)	Securities of any issuer, even if you “control” it, if the issuer is within any of (a), (b) or (c) below:

(a)	The issuer is an “investment vehicle” of any of the following types:

(i)	An “investment company” as defined in the 1940 act, such as a mutual fund, closed-end investment company, unit investment trust (“UIT”) or insurance company separate account, registered under the 1940 Act, a foreign investment company regardless of whether registered under the 1940 Act, or an investment company that has received an exemption from registration under Section 6(c) of the 1940 Act.

(ii)	A private investment fund excluded from the definition of “investment company” by virtue of Section 3(c)(1) or 3(c)(7) of the 1940 Act (such as a hedge fund, private investment partnership or private investment limited liability company).

(iii)	A commodity pool.

(iv)	A pool of asset-backed securities exempt under SEC 1940 Act Rule 3a-7 (such as a trust that invests in credit card or other consumer receivables or loans).

(v)	A common trust fund maintained by a bank or trust company.

(vi)	A domestic bank, savings and loan association or savings bank, insurance company, broker-dealer, consumer loan company, commercial factoring company, or a holding company engaged primarily directly or through subsidiaries in the aforementioned businesses.

(vii)	A foreign bank or foreign insurance company.

(viii)	A fund or pool that invests primarily in interests in real estate or mortgages, such as a REIT or real estate investment partnership.

(ix)	A public utility company subject to regulation under the Public Utility Holding Company Act.

(b)	The issuer is a public company that files reports with the U.S. Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (which includes, among others companies, any company whose shares are traded on any U.S. securities exchange or NASDAQ), or has a class of securities that are listed for trading on a “designated offshore securities market” as defined in Regulation S (17 CFR 230.902(a)).

(c)	The issuer has shareholders’ equity of at least $50 million as reflected in the company’s most recent financial statements, which must be as of a date within 16 months before the date of your subscription to the Fund.

(3)	Real estate, commodity futures and options contracts, physical commodities, and other financial contracts (such as swap agreements), if held for investment purposes. Such assets held for your personal use, or for use in your trade or business, are not considered held for “investment purposes” unless your primary business is being a professional investor or trader in the type of asset and you are holding it for that purpose.

(4)	Cash and cash equivalents held for investment purposes (including bank deposits, certificates of deposit, U.S. or foreign currency, bankers acceptances, and similar bank instruments, and cash surrender value of insurance polices, if held for investment purposes).

(5)	If you, the Investor, are a commodity pool, or a private investment company exempt under section 3(c)(1) or 3(c)(7) of the 1940 Act, any amount payable to you under binding commitments of your investors.

For “Family” Corporations, “Family” Trusts, “Family” Foundations, “Family” Endowments, or “Family” Partnerships

—>	__________ (Initial)	(2) The Investor hereby certifies that it is a qualified purchaser because:

(a) it was not formed for the specific purpose of investing in the Fund; and

(b) it owns not less than $5,000,000 in investments (net of any borrowings by its beneficial owners used to acquire these investments); and

(c) it is owned directly or indirectly by or for (i) two or more natural persons who are related as (A) siblings or spouse (including former spouses), or (B) direct lineal descendants by birth or adoption, (ii) spouses of such persons, (iii) the estates of such persons, or (iv) foundations, charitable organizations or trusts established by or for the benefit of such persons.

For other Trusts

—>	__________ (Initial)	(3) The Investor hereby certifies that it is a qualified purchaser because:

(a) it was not formed for the specific purpose of investing in the Fund; and

(b) the trustee or other authorized person making decisions with respect to the trust, and each settlor or other person who has contributed assets to the trust, is a person described in items (1), (2) or (4) of this Item.

For Other Entities

—>	_________ (Initial)	(4) The Investor hereby certifies that it is a qualified purchaser because:

(a) it was not formed for the specific purpose of investing in the Fund; and

(b) it is an entity, acting for its own account or the accounts of other qualified purchasers, which in the aggregate owns and invests on a discretionary basis, not less than $25,000,000 in investments.

For Any Entities That Are Unable to Initial Any of Items (2), (3) or (4)

—>	_________ (Initial)	(5)	The Investor hereby certifies that each beneficial owner of the Investor’s securities is a “qualified purchaser” as described in this item III(C). The Fund, in its sole discretion, may request information regarding the basis on which such beneficial owners are “qualified purchasers.”

Note: In determining whether the $5 million or $25 million thresholds are met, investments can be valued at cost or fair market value as of a recent date. If investments have been acquired with indebtedness, the amount of the indebtedness must be deducted in determining whether the threshold has been met.

Plus, For All Investors Other Than Individuals

(initial either (6) or (7))

(Please note in answering this question that if Investor is an entity and has a substantial portion of its assets invested in securities in its broadest sense, it is likely to be an “investment company” unless excepted from the definition thereof)

—>	_________ (initial)	(6)	The Investor is not an entity that is excepted from the definition of an “investment company” under the Company Act pursuant to Section 3(c)(1) or Section 3(c)(7) thereof (a “3(c)(1)/3(c)(7) Company”); or

—>	_________ (initial)	(7)	The Investor is a 3(c)(1)/(3)(c)(7) Company and has obtained any and all consents required to be treated as a Qualified Purchaser under Section 2(a)(51)(C) of the 1940 Act and the rules thereunder.

                        D)  NON-FOREIGN STATUS:

For Individuals

—>	__________ (Initial)	(1)	The Investor hereby certifies under penalties of perjury that it is not a nonresident alien for purposes of income taxation (as such term is defined in the Code and Income Tax Regulations).

For Entities

—>	__________ (Initial)	(2)	The Investor hereby certifies under penalties of perjury that it is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Income Tax Regulations).

                   (E)  GENERAL

For All Investors

—>	__________ (Initial)	(1)	The Investor hereby agrees that if any of the information in these Subscription Documents changes, the Investor will notify the Manager within 60 days thereof. The Investor understands that the information contained in Item III(D) may be disclosed to the Internal Revenue Service by the Fund.

IV.	REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

      (A) The Investor will not sell, hypothecate, dispose of or otherwise transfer the Interests without registration under the Securities Act or an exemption therefrom and except as permitted by the Operating Agreement, and fully understands and agrees that it must bear the economic risk of its investment for an indefinite period of time because, among other reasons, the Interests have not been registered under the Securities Act or under the securities laws of certain states and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under applicable securities laws of such states or an exemption from such registration is available. The undersigned understands that the Fund is under no obligation to register the Interests on its behalf or to assist it in complying with any exemption from such registration under the Securities Act. It also understands that sales or transfers of the Interests are further restricted by the provisions of the Operating Agreement and state securities laws. It further understands that the Fund is not registered as an investment company under the 1940 Act, in reliance upon an exemption from such registration, and that the requirements of such exemption also limit the types of persons to whom Interests may be transferred.

      (B) The Investor has received and read a copy of the Memorandum outlining, among other things, the organization and investment objectives and policies of, and the risks and expenses of an investment in, the Fund. The Investor acknowledges that in making a decision to subscribe for Interests, the Investor has relied solely upon the Memorandum, the Operating Agreement and independent investigations made by the Investor. The Investor understands the investment objectives and policies of, and the investment strategies that may be pursued by, the Fund. The Investor’s investment in the Interest is consistent with the investment objectives and objectives and cash flow requirements of the Investor and will not adversely affect the Investor’s overall need for diversification and liquidity. The Investor has not reproduced, duplicated or delivered the Memorandum or this Subscription Agreement to any other person, except professional advisors to the Investor or as instructed by the Manager.

      (C) The securities to be deposited pursuant to this Subscription Agreement are free and clear of liens, encumbrances and adverse claims and are not subject to any legal or contractual restrictions on their sale other than as disclosed in the Letter of Transmittal submitted by Investor with respect to such securities (or attachments to such Letter of Transmittal), and Investor will take all action necessary to ensure, and will deliver to the Manager such information as is deemed necessary or appropriate by the Manager to assure the Manager that the transfer of such securities to the Fund at the Closing is not in violation of the Securities Act or any state “blue sky” laws or any regulations promulgated thereunder. Investor acknowledges and agrees that, if the securities to be contributed by Investor are “Restricted Securities,” as defined in the Memorandum, the Fund is acquiring such securities for the Fund’s own account for investment and not with a view to distribution or resale thereof.

      (D) Investor owns, on the date hereof, at least the number of shares of each class of security listed in the table included in Exhibit 1 below as is set forth opposite such class in such table, and Investor will not sell or otherwise dispose of or transfer any such shares on or after the date hereof and on or prior to the Closing if, after giving effect to such sale, disposition or transfer, the number of shares of such class then owned by Investor would be less than the number set forth opposite such class in such table.

      (E) Investor understands that the Manager will not make the final determination as to the Acceptable Securities and Qualified Assets and that the Subscription Assets are subject to change hereunder, until the close of business on the day before the Closing.

      (F) The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the Investor’s investment in the Interest and is able to bear such risks, and has obtained, in the Investor’s judgment, sufficient information from the Fund or its authorized representatives to evaluate the merits and risks of such investment. The Investor has evaluated the risks of investing in the Fund and has determined that an investment in the Fund is a suitable investment for the Investor. The Investor has not utilized any other person as a purchaser representative in connection with evaluating such merits and risks.

      (G) The Investor is aware that Interests may not be liquidated readily in cases of emergency and that because of the nature of the Fund’s investments, it is expected that the Fund will generate little or no near-term cash flow for the Fund’s investors. The Investor has adequate means of providing for the Investor’s current needs and possible personal contingencies and has no need for liquidity of this investment and can afford the loss of the entire amount for which such Investor is subscribing.

      (H) The Investor is acquiring the Interests subscribed for herein for its own account, for investment purposes only and not with a view to distribute or resell such Interests in whole or in part.

      (I) The Investor understands that the Fund will not register as an investment company under the 1940 Act, and that for purposes of the provisions of Section 3(c)(7) thereof, does not presently propose to make a public offering of its securities. The Investor understands that the Fund complies with Section 3(c)(7) of the 1940 Act, which permits private investment companies (such as the Fund) to sell their interests, on a private placement basis, to an unlimited number of qualified purchasers. The Investor represents and warrants that it is an “accredited investor” within the meaning of Rule 501(a) of Regulation D of the Securities Act and a “qualified purchaser” as defined in the 1940 Act. The Investor understands that, for this reason, the Manager will offer Interests only to investors that it believes will meet the definition of a qualified purchaser. The Investor represents that:

(1) it is holding the Interests for its own account and not for the account of any other person; and

(2) if an entity, it was not formed for the purpose of investing in the Fund and does not invest more than
40% of its total assets in the Fund; and

(3) if an entity, the Investor’s shareholders, partners, beneficiaries or members are not permitted to opt in or out of particular investments made by the Investor, and each such person participates in investments made by the Investor pro rata in accordance with its interest in the Investor.

      (J) The Investor agrees and is aware that:

(1) the Fund has a limited financial and operating history; and

(2) no Federal or state agency has passed upon the Interests or made any findings or determination as to the fairness of this investment.

      (K) If a corporation, trust, partnership, estate, or other entity, Investor is duly formed, organized, or incorporated and in good standing under the laws of its jurisdiction of formation, organization or incorporation. The execution, delivery and performance by the Investor of this Subscription Agreement and the Operating Agreement, and the subscription of and purchase of Interests hereunder are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under, or conflict with, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not an individual, will not violate any provisions of the constitutional documents of the Investor. The signatures on this Subscription Agreement and the Operating Agreement are genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same, or, if the Investor is not an individual, the signatory has been duly authorized to execute the same, and this Subscription Agreement and the Operating Agreement constitute legal, valid and binding obligations of the Investor, enforceable in accordance with their respective terms.

      (L) The Investor acknowledges and agrees that in addition to the payment by the Fund to the Manager of the Management Fee for each quarter, the Fund will also pay directly or reimburse the Manager for certain costs and expenses related to the Fund’s operations.

      (M) The Investor understands that Arnold & Porter acts as counsel to the Fund, the Manager, the Placement Agent, and their respective affiliates. The Investor also understands that, unless otherwise agreed in writing between the Investor and Arnold & Porter, in connection with this offering of Interests and subsequent advice to the Fund, Arnold & Porter will not be representing investors in the Fund, including the Investor, and no independent counsel has been retained to represent investors in the Fund.

      (N) The Investor understands and agrees that the information provided by the Investor herein will be relied upon by the Fund, the Manager, the Escrow Agent and the Placement Agent.

V.	GENERAL

      (A) The Investor agrees to indemnify and hold harmless the Fund, the Manager, the Escrow Agent, the Placement Agent, their respective members, officers, directors, employees and agents, and each other person, if any, who controls or is controlled by any of the foregoing within the meaning of Section 15 of the Securities Act against any and all loss, liability, claim, damage, cost and expense whatsoever (including, but not limited to, legal fees and disbursements and any and all other expenses whatsoever reasonably incurred in investigating, preparing for or defending against any litigation, arbitration proceeding, or other action or proceeding, commenced or threatened, or any claim whatsoever) arising out of or in connection with, or based upon or resulting from, (a) any false representation or warranty or breach or failure by the Investor to comply with any covenant or agreement made by the Investor in this Subscription Agreement or in any other document furnished by the Investor to any of the foregoing in connection with this transaction or (b) any action for securities law violations instituted by the Investor that is finally resolved by judgment against the Investor.

      (B) The Investor, as principal, hereby appoints the Manager as its true and lawful representative and attorney-in-fact, in its name, place and stead to make, execute, sign, acknowledge, swear to and file:

(1) any limited liability company certificate, business certificate, fictitious name certificate, amendment thereto, or other instrument or document of any kind necessary or desirable to accomplish the business, purpose and objectives of the Fund, or required by any applicable Federal, state, or local or foreign law;

(2) the Operating Agreement of the Fund and any amendment duly approved as provided therein; and

(3) any and all instruments, certificates and other documents that may be deemed necessary or desirable to effect the winding-up and termination of the Fund.

      This power of attorney is coupled with an interest, is irrevocable, and shall survive and shall not be affected by the subsequent death, disability, incompetency, termination, bankruptcy, insolvency or dissolution of the Investor; provided, however, that this power of attorney will terminate upon the substitution of another Member for all of the Investor’s investment in the Fund in accordance with the Operating Agreement.

      (A) If any provision of this Subscription Agreement is invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such applicable law. Any provision hereof that may be held invalid or unenforceable under any applicable law or in any particular instance shall not affect the validity or enforceability of any other provisions hereof or of such provision in any other instance, and to this extent the provisions hereof shall be severable.

      (B) Failure by the Fund to exercise any right or remedy under this Subscription Agreement or any other agreement between the Fund and the Investor, or delay by the Fund in exercising the same, shall not operate as a waiver. No waiver by the Fund shall be effective unless it is in writing and signed by the Manager on behalf of the Fund.

      (C) Notices required or permitted to be given under this Subscription Agreement shall be in writing and shall be deemed to be sufficiently given when sent by registered or certified United States mail, postage prepaid, addressed to the party for whom intended at the address of such party set forth in or specified for purposes of the Operating Agreement.

      (D) This Subscription Agreement is not transferable or assignable by Subscriber.

      (E) This Subscription Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed and construed in accordance with the laws of the State of New York and the New York Limited Liability Company Law, without giving effect to conflict of law principles (except insofar as affected by the state securities or “blue sky” laws of the jurisdiction in which the offerings described herein have been made). The Investor understands that this Subscription Agreement (i) shall be binding upon the Investor and the Investor’s legal representatives, successors and assigns and shall inure to the benefit of the Fund, its successors and assigns; (ii) shall survive the Investor’s admission as a Member of the Fund; (iii) shall, if the Investor consists of more than one person, be the joint and several obligations of all such persons; and (iv) may be executed by the Investor and accepted by the Fund in one or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

VI.	ADDITIONAL INFORMATION AND SUBSEQUENT CHANGES IN THE FOREGOING REPRESENTATIONS

      The Manager may request from the Investor such additional information as it may deem necessary to evaluate the eligibility of the Investor to acquire an Interest, and may request from time to time such information as it may deem necessary to determine the eligibility of the Investor to hold Interests or to enable the Manager to determine the Fund’s compliance with applicable regulatory requirements or tax status, and the Investor shall provide such information as may reasonably be requested.

      Each person acquiring Interests must satisfy the foregoing both at the time of subscription and at all times thereafter until such person ceases to be a Member of the Fund. Accordingly, the Investor agrees to notify the Manager promptly if there is any change with respect to any of the foregoing information or representations and to provide the Manager with such further information as the Manager may reasonably require.

      THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF BESSEMER TRUST COMPANY, N.A. OR ANY OTHER BANK, ARE NOT GUARANTEED BY BESSEMER TRUST COMPANY, N.A. OR ANY OTHER BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY, AND INVOLVE 1NVESTMENT RISKS, 1NCLUDING POSSIBLE LOSS OF PRINCIPAL INVESTED.

      IN WITNESS WHEREOF, the Investor has executed this Subscription Agreement as of the date set forth below, and with respect to the information disclosed in Item III(D) of this Subscription Agreement, has executed this Subscription Agreement under penalties of perjury.

Date:

For Individual Investors:	For Investors other than Individuals:

Signature	(Please Print or Type Name of Investor)

By:

(Please Print or Type Name)		Signature (1)

Signature		(Please Print or Type Name of Signatory)

Title (1):
(Please Print or Type Name)

By:

Signature (2)

(Please Print or Type Name of Signatory)

Title (2):

ACKNOWLEDGMENT

State of            )
County of                 ) ss.:
                                          )

      On this      day of                 , before me personally appeared                 , who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to or who executed the foregoing instrument in his/her personal or authorized capacity, and who duly acknowledged to me that execution of the same is his/her own free act and deed and made with appropriate authority.

My Commission Expires:	Notary Public

[Seal]

Notary:     Please complete state, county, date and names of all persons signing and affix notarial seal.

Pursuant to the Operating Agreement, the subscription is hereby accepted in the amount set forth in Exhibit 1 below and the investor is hereby admitted as a Member as of____________, 2000.

Bessemer Trust Company, N.A., as Manager
  of Meadowbrook Equity Fund III, LLC

By:________________________________
Name: _____________________________
Title:_______________________________

      IN WITNESS WHEREOF, the Investor has executed this Subscription Agreement as of the date set forth below, and with respect to the information disclosed in Item III(D) of this Subscription Agreement, has executed this Subscription Agreement under penalties of perjury.

Date:

For Individual Investors:	For Investors other than Individuals:

Signature	(Please Print or Type Name of Investor)

By:

(Please Print or Type Name)		Signature (1)

Signature		(Please Print or Type Name of Signatory)

Title (1):
(Please Print or Type Name)

By:

Signature (2)

(Please Print or Type Name of Signatory)

Title (2):

ACKNOWLEDGMENT

State of                              )
County of                           ) ss.:
                                          )

      On this      day of                       , before me personally appeared                       , who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to or who executed the foregoing instrument in his/her personal or authorized capacity, and who duly acknowledged to me that execution of the same is his/her own free act and deed and made with appropriate authority.

My Commission Expires:	Notary Public

[Seal]

Notary:    Please complete state, county, date and names of all persons signing and affix notarial seal.

Pursuant to the Operating Agreement, the subscription is hereby accepted in the amount set forth in Exhibit 1 below and the investor is hereby admitted as a Member as of____________, 2000.

Bessemer Trust Company, N.A., as Manager
  of Meadowbrook Equity Fund III, LLC

By:________________________________
Name: _____________________________
Title:_______________________________

EXHIBIT 1 TO
SUBSCRIPTION AGREEMENT

SUBSCRIPTION ASSETS

      The Subscription Assets consist of the following4, subject to change as provided below:

(a) Cash: $______________________

(b) Acceptable Securities, as follows:

Security Name	Number of Shares	Fair Market Value
and Trading Symbol		as of Date Hereof [5]

If the aggregate fair market value, as of the date of deposit with the Escrow Agent, of the Subscription Assets is less than $2,000,000 (or such lesser amount not less than $1,000,000 as the Manager, in its sole discretion, may accept), Subscriber will either (a) deposit with the Escrow Agent (i) cash in an amount equal to such deficit or (ii) if the Manager agrees, additional Acceptable Securities having a fair market value on the date of deposit with the Escrow Agent equal to such deficit, or (b) withdraw Subscriber’s subscription, unless the Manager agrees to accept the subscription notwithstanding such deficit.

_________________
4 Aggregate fair market value of the Subscription Assets, as of the close of business on the date of deposit with the Escrow Agent, must be at least $2,000,000 (or such lesser amount not less than $1,000,000 as the Manager, in its sole discretion, may accept).

5 For purposes of this table, Subscriber should use the fair market value of all securities (including Restricted Securities), determined as provided in the Memorandum, assuming no transfer restrictions exist thereon.

SCHEDULE A TO
SUBSCRIPTION AGREEMENT

Certain Supplemental Investor Suitability Information

Part I is to be completed by individual Investors. Part II is to be completed by Investors that are corporations, partnerships, limited liability companies, trusts or other entities.

Part I. Individual Investors (to be completed by all Investors that are individuals)

—>	1. Does the amount of your subscription to the Fund represent more than 10% of your net worth (excluding home and related mortgages, home furnishings and automobiles)?

Yes( ) No( )

—>	2. I (am) (am not) an associated person of a securities broker-dealer (circle appropriate answer)

If yes, please list the name of the securities broker-dealer(s)
__________________________________________
__________________________________________

—>	3. My present individual net worth, or my joint net worth with my spouse, is determined as follows:

Value

Liquid Assets:

Cash, bank deposits, money market funds, other money market instruments	$________

Other marketable debt securities and fixed-income funds	$________

Marketable equity securities and public equity funds	$________

Other liquid assets	$________

Retirement Assets (Do not include on above list)

(e.g., IRA, 401(k) plan, Keogh plan, etc.)	$________

Illiquid Assets

Restricted or illiquid securities & private investment funds, insurance policies	$________

Real estate investment (not including homes)	$________

Homes, furnishings, automobiles	$________

Other Assets:	$________

Total Assets:	$________

Liabilities:
Unfunded capital commitments to investment pools	$

Home mortgages	$

Other liabilities	$

Total Liabilities	$

—>	4.		Miscellaneous Information:

		1.	Within the past two years, have you made a general assignment for the benefit of creditors, been in receivership or filed or had filed against you a petition in bankruptcy?
Yes( ) No ( )

		2.	Are there any lawsuits outstanding or threatened against you, or are there any claims against you that could materially affect your net worth as reported in this Schedule? If yes, please provide details on a separate sheet attached to this Schedule.

Yes( ) No ( )

		3.	Do you anticipate financial circumstances within the next 12 years under which you would require the principal of your investment in the Fund?
Yes( ) No ( )

Part II.	Investors that are Corporations, Partnerships, Limited Liability Companies, Trusts or other Entities (not Individuals)

—>	The net worth of the Investor is determined as follows:

Value
Liquid Assets:

Cash, bank deposits, money market funds, other money market instruments	$________________

Other marketable debt securities and fixed-income funds	$________________

Marketable equity securities and public equity funds	$________________

Other liquid assets	$________________

Illiquid Assets

Restricted or illiquid securities & private investment funds, insurance policies	$________________

Real estate investments	$________________

Other Assets:	$________________

Total Assets:	$________________

Liabilities:

Unfunded capital commitment to investment pools	$________________

Other debt	$________________

Other liabilities	$________________

Total Liabilities	$________________

      If a revocable grantor type trust, the Investor hereby certifies to the Fund, the Manager and its Placement Agent that the amount of the Investor’s subscription to the Fund does not represent more than 10% of the combined net worths (excluding homes and related mortgages, home furnishings and automobiles) of the Investor’s equity owners.